SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 973-8851

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI 48301

Former name or former address, if changed since last report

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, the Board of Directors of the Company adopted and approved the Company’s 2017 Employee Stock Option Plan (the “Plan”), for which we will seek approval of our stockholders. The Company terminated its 2012 Stock Option Plan following the expiration of all outstanding restricted stock units issued under that plan.

The Plan authorizes the issuance over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 25,000,000 shares of the Company’s common stock, subject to adjustment as described below.

Description of the Plan

The following is a summary of certain provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan set forth in the exhibit to this report.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder. The Plan also provides for restricted stock awards representing shares of common stock (“Restricted Shares”) that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee (as defined below) may determine (“Restricted Stock Awards”). In connection with issuance of any Restricted Shares, the Committee may (but shall not be obligated to) require the payment of a specified purchase price (which price may be less than Fair Market Value).

The Plan is administered by the Board of Directors or a committee (the “Committee”) which is appointed by the Board of Directors from those of its members who are “non-employees” of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to the provisions of the Plan, the Board of Directors, or the Committee, if one is appointed, has full authority to determine the persons to be granted options or Restricted Stock Awards under the Plan and the terms of Restricted Stock Awards, the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

Key employees of the Company or its subsidiaries, as determined by the Board or Committee, and non-employee directors of and consultants to the Company or its subsidiaries are eligible to receive options or Restricted Stock Awards under the Plan. The Plan authorizes the Committee to grant, over a ten-year period, options or Restricted Stock Awards to purchase up to a maximum of 25,000,000 shares of the Company’s common stock, subject to adjustment as described below. If any option expires or is terminated prior to its exercise in full and prior to the termination of the Plan, the shares subject to such unexercised option shall again be available for the grant of new options under the Plan. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, promissory note, other shares of common stock which (i) either have been owned by the option holder for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Corporation, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under the laws of Delaware. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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The term of each option will not be more than ten (10) years from the date of grant. Options granted under the Plan may be exercised only during the continuance of the Participant’s employment with the Company or one of its subsidiaries. The Plan permits an outstanding ISO option to be exercised after termination of employment only to the extent that the option was exercisable on the date of termination but in no event beyond the original term of the option (i) within one year by the estate or rightful heir(s) of the optionee if the optionee’s employment is terminated due to the optionee’s death; (ii) within one year after the date of such termination if the termination is due to the optionee’s Disability (as defined in the Plan); or (iii) within three months after the date of such termination if the termination was due to the optionee’s Retirement (as defined in the Plan) or was for reasons other than death or Disability and other than “for cause” (as defined in the Plan). Upon termination of an optionee’s employment “for cause,” any unexercised options held by the optionee will be forfeited. In the event of the dissolution, liquidation or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised an option will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted by such successor corporation or, if such successor corporation does not agree to assume the option or substitute an equivalent option, the Board shall provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

Options granted under the Plan may be in the form of “incentive stock options” which qualify as such under Section 422 of the Code or non-qualified stock options which do not meet the criteria for incentive stock options under Section 422. Options granted under the Plan are, generally, transferable only by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee or by his legal representative in the event of his Disability.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.53	2017 Employee Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: July 10, 2017	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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